MEMORANDUM


TO:      Flag Investors File

FROM:    Amy M. Olmert

DATE:    March 22, 1999

RE:      Flag Investors/ISI/BT Alex. Brown Cash Reserve Funds
         Rule 10f-3 (Transactions with BT Alex. Brown as Underwriter)
--------------------------------------------------------------------------------

As of July 11, 1997, the FLAG INVESTORS TELEPHONE INCOME FUND executed one (1) securities trade in which BT Alex. Brown was a member of the underwriting syndicate. The trade was as follows:

------------ -------- ---------- ------------ ------------ ------------ ------------ ------------
   TRADE                                      PERCENTAGE                 SPREAD OR
   DATE      BUY/SELL  SHARES      ISSUER     OF OFFERING     PRICE        COMM.        TOTAL
------------ -------- ---------- ------------ ------------ ------------ ------------ ------------
07/11/98       Buy    50,000     @Home Corp.     .56%        $10.50     $.735/sh     $561,750
                                                           ($525,000)   ($36,750)
                                                                        Morgan,
                                                                        Merrill,
                                                                        Hambrecht
                                                                        & Quist